Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)





To Whom It May Concern:

We have issued our report dated February 6, 2003, accompanying the financial statements of NMxS.com, Inc. and Subsidiaries on Form 10-KSB/A for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report on the Form 10KSB/A of NMxS.com, Inc. and Subsidiaries.

Signed,


/s/ Beckstead and Watts, LLP
----------------------------
February 6, 2003